EXHIBIT 99.1
EasyLink Services International Corporation Announces Financial Results for Third Quarter of Fiscal 2009
Company Reports Revenue of $21 Million and Net Income of $1.2 Million
NORCROSS, GA — June 15, 2009 — EasyLink Services International Corporation (“EasyLink” or “Company”) (NasdaqCM: ESIC, www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, today reports its financial results for the third quarter of fiscal 2009, ended April 30, 2009.
“Despite challenging market conditions and continued negative currency effects we reported $21 million in revenue and $1.2 million in net income in the quarter,” said Thomas J. Stallings, CEO of EasyLink. “We have executed a number of strategic initiatives that will position the Company well for the future, including the subsequent restructuring of our debt. Further, we continue to closely manage our expenses by streamlining functions and consolidating locations to optimize costs. Our operational and debt restructuring efforts will contribute approximately $3 million in additional cash flow per quarter, beginning in fiscal 2010.”
Highlights for the third quarter of fiscal 2009 and nine-months ended April 30, 2009 are as follows:
•	Total revenue for the third quarter of fiscal 2009 was approximately $21.0 million, with a gross profit margin of 69.1%. This compares to total revenue for the third quarter of fiscal 2008 of approximately $23.6 million, with a gross profit margin of 71.6%.

The year-over-year quarterly decrease in revenue of approximately $2.6 million resulted from decreased volumes, principally from our Supply Chain Messaging segment, and the devaluation of the British pound to the United States dollar.

•	Total revenue for the nine-month period ended April 30, 2009 was approximately $64.7 million, with a gross profit margin of 70.6%. This compares to total revenue for the first nine months of fiscal 2008 of approximately $68.2 million, with a gross profit margin of 71.1%.

The decrease in year-over-year nine-month revenue of approximately $3.5 million resulted from the same events as described in the quarterly results above.
•	Revenue for the third quarter of fiscal 2009 from On Demand Messaging, which includes fax, production messaging, document capture and management and e-mail services, was approximately $10.7 million, with a 68.8% gross margin and represented 50.8% of total consolidated revenue.

Revenue for the nine-month period ended April 30, 2009 from the On Demand Messaging segment was approximately $32.3 million, with a 68.8% gross margin and represented 49.9% of total consolidated revenue.

•	Revenue for the third quarter of fiscal 2009 from Supply Chain Messaging, which includes electronic data interchange (“EDI”) products and services and telex, was approximately $10.3 million, with a 69.4% gross margin and represented 49.2% of total consolidated revenue.

Revenue for the nine-month period ended April 30, 2009 from the Supply Chain Messaging segment was approximately $32.4 million, with a 72.4% gross margin and represented 50.1% of total consolidated revenue.
•	Net income attributable to common shareholders for the third quarter of fiscal 2009 was approximately $1.2 million, or $0.05 per basic and diluted share. Net loss attributable to common shareholders for the nine-month period ended April 30, 2009 was $8.1 million, or ($0.33) per basic and diluted share.

•	Adjusted EBITDA, which includes non-cash compensation expense, for the third quarter of fiscal 2009 was approximately $5.3 million and approximately $15.1 million for the nine- month period ended April 30, 2009, which also includes a one-time non-cash charge against intangible assets and goodwill of $4.2 million.
EasyLink provides adjusted EBITDA in this press release as additional information regarding its operating results. This measure is not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP EBITDA measures used by other companies. EasyLink believes that this presentation of adjusted EBITDA facilitates investors’ understanding of its historical operating trends, because it provides an important supplemental measurement in evaluating the operating results of our business. This press release should be read in conjunction with the Company’s Form 8-K earnings release filed with the Securities and Exchange Commission for the fiscal quarter ended April 30, 2009.
Investor Conference Call — Monday, June 15, 2009
The Company plans to hold a conference call on Monday, June 15, 2009, at 4:15 p.m. ET to discuss its third quarter of fiscal year 2009 results in detail.
The Company invites all those interested in hearing management’s discussion to join the call by dialing 888-708-5690 (U.S.) or 913-312-0696 (International). An audio replay of the call will be available on EasyLink’s website, www.easylink.com, for 45 days.
Forward-Looking and Cautionary Statements
Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.
The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

About EasyLink Services International Corporation
EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, is uniquely positioned to deliver a variety of messaging services that range from simple web-based fax delivery to sophisticated fax hosting, tailored corporate e-mail messaging, EDI business-to-business exchanges and specialized telex protocol transmissions for the marine and finance industries. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.
Contact:
Glen Shipley
678 533-8004

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Income
     (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Service revenue	$21,039	$23,600	$64,710	$68,236

Cost of services	6,501	6,701	19,023	19,746

Gross Profit	14,538	16,899	45,687	48,490

Operating expenses:
Product development and enhancement	1,774	2,112	5,902	5,984
Selling and marketing	3,124	2,898	9,780	8,207
General and administrative	6,759	7,367	22,649	21,919
Intangible impairment	—	—	4,246	—

Operating income	2,881	4,522	3,110	12,380

Other income (expense):
Interest and investment income	11	163	152	596
Interest expense	(1,585)	(2,306)	(10,603)	(10,465)
Equity in Losses in Investment	—	—	—	(930)
Foreign exchange gain	168	128	304	914
Other income (expense)	1	11	100	89

Income (Loss) before income taxes	1,476	2,518	(6,937)	2,584

(Benefit) provision for income taxes	240	(4,418)	995	(5,613)

Net income (loss)	1,236	6,936	(7,932)	8,197

Dividends on preferred stock	(49)	(49)	(149)	(150)

Income (loss) attributable to common stockholders	$1,187	$6,887	$(8,081)	$8,047

Basic income (loss) per common share	$0.05	$0.28	$(0.33)	$0.33

Diluted income (loss) per common share	$0.05	$0.17	$(0.33)	$0.29

Weighted average number of common shares outstanding — basic	24,243	24,604	24,460	24,319

Weighted average number of common shares outstanding —diluted	24,670	48,853	24,460	48,845

EASYLINK SERVICES INTERNATIONAL CORPORATION

Consolidated Balance Sheets
     (in thousands)

	April 30,	July 31,
	2009 (unaudited)	2008
ASSETS
Current assets:
Cash and cash equivalents	$9,725	$32,091
Accounts receivable, net	12,342	13,576
Other current assets	3,206	5,414

Total current assets	25,273	51,081

Property and equipment, net	8,789	8,552
Goodwill and other intangible assets, net	60,018	67,953
Other long term assets	4,570	3,939

Total assets	$98,650	$131,525

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,779	$13,504
Current portion of long term debt	9,583	7,052
Other current liabilities	1,414	1,862

Total current liabilities	20,776	22,418

Long term debt	27,312	47,497
Other liabilities	679	1,006

Total liabilities	48,767	70,921

Stockholders’ Equity:
Preferred stock	(a )	(a )
Common Stock	253	251
Additional paid-in capital	126,049	125,458
Treasury Stock	(2,122)	(303)
Accumulated other comprehensive loss	(2,624)	(1,063)
Accumulated deficit	(71,673)	(63,739)

Total stockholders’ equity	49,883	60,604

Total liabilities and stockholders’ equity	$98,650	$131,525

(a)	less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION
Calculation of Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (unaudited, includes non-cash compensation and intangible asset impairment)
(in thousands)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2009	2008	2009	2008
Net Income (Loss)	$1,236	$6,936	$(7,932)	$8,197
Interest	1,585	2,307	10,603	10,465
Taxes	240	(4,418)	995	(5,613)
Depreciation and amortization	2,064	2,177	6,469	6,303
Non-cash compensation	166	115	739	346
Intangible asset impairment	—	—	4,246	—

Adjusted EBITDA	$5,291	$7,117	$15,120	$19,698